SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 John Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 388-2882

________________________________________________
(Former name or former address, if changed since last report)
ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        Effective February 17, 2005, the board of directors approved the election of Steven D. Smith to serve as a member of the board of directors, filling the existing vacancy on the board.

        The Company will issue 250,000 shares of the Company's common stock, $.0001 par value, to Mr. Smith for his services on the Company's Board of Directors.

        No determination has been made with respect to the service of Mr. Smith on either the audit or compensation committees of the Board.

       Effective February 7, 2005, the board of directors approved the election of Steven D. Smith to serve as Vice President and Chief Operating Officer.

       Mr. Smith will be paid a base salary of $150,000 per year and will receive customary perquisites, including an automobile expense allowance, health insurance and paid vacation. Mr. Smith's compensation will accrue until such time as the Company's cash position improves to permit its payment.

SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKYLYNX COMMUNICATIONS, INC.
Date: February 25, 2005	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer